ASSIGNMENT OF OPTION TO PURCHASE JOINT VENTURE AND ROYALTY AGREEMENT
           THIS AGREEMENT MADE AS OF THE 6TH DAY OF JUNE, 2006.


B E T W E E N:


                                RENO GOLD CORP.

                                                (HEREINAFER "RENO" AND ASSIGNEE)
                                                               OF THE FIRST PART


                                      AND


          DYNAMIC VENTURES LTD., A COMPANY DULY INCORPORATED UNDER THE
       LAWS OF THE PROVINCE OF ALBERTA, HAVING AN OFFICE AT 200-675 WEST
              HASTINGS STREET, VANCOUVER, BRITISH COLUMBIA V6B 1N2


                                            (HEREINAFTER "DYNAMIC" AND ASSIGNOR)
                                                              OF THE SECOND PART


                                      AND



         CONSOLIDATED GLOBAL MINERALS LTD., A COMPANY DULY INCORPORATED
UNDER THE LAWS OF THE PROVINCE OF ALBERTA, HAVING AN OFFICE AT 3003-438 SEYMOUR
                  STREET, VANCOUVER, BRITISH COLUMBIA V6B 6H4


                                                               OF THE THIRD PART



WHEREAS Dynamic and Consolidated entered into an Option to Purchase , Joint

Venture and Royalty Agreement in respect of the Good Hope Property (hereinafter

"the



property"), pursuant to an Agreement dated the 26th day of February, 2004 ("the

Agreement").



AND WHEREAS the parties now wish to enter into an Agreement whereby Dynamic will assign its rights in the Agreement to Reno.



NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of TEN

($10.00) DOLLARS, the receipt and sufficiency of which is hereby acknowledged by the parties, and in further consideration of the premises and the mutual promises, covenants, and agreements herein contained, the parties hereto agree as follows:

   1.  The recitals herein are true in substance and in fact.

   2.  Dynamic hereby assigns to Reno all of its interest in and to the

       Agreement, including all rights of actions or other rights accruing to

       Dynamic pursuant to the aforesaid Agreement.

   3.  The Assignee shall assume, perform, comply with and be bound by all of the Assignor's obligations under the Agreement and shall comply with all of its obligations under the Agreement.

   4.  The Assignee agrees to indemnify and save harmless the Assignor from and against all liabilities, suits, actions, proceedings, claims, causes,

       damages, Judgments or costs whatsoever arising out of or incidental to,

       or in connection with any breach by the Assignee of any of the

       Assignor's obligations under the Agreement.

   5.  The Assignor warrants that the Agreement is, as of the date hereof, in good standing.

   6.  Reno acknowledges that together with any other consideration hereinbefore set out, it will transfer to Dynamic, shares in Reno Gold Corp., at Reno

       Gold Corp.'s first offering price for its consolidated shares,

       representing $50,000.00 U.S. worth of shares at that first offering price

   7.  The parties hereto acknowledge that Dynamic notwithstanding the assignment hereinbefore set out will retain 10% of the 60% interest otherwise available under the Agreement as specifically set out in paragraph 11.1 and 11.2 therein.

   8.  Dynamic acknowledges that although it will retain 10% of the undivided interest in the claims otherwise assigned herein, it will only retain the equity in respect of those claims and not have the voting rights in respect of the interest held, which it hereby assigns to Reno Gold Corp.

   9.  The parties hereto further acknowledge that after the payment by Reno pursuant to the Agreement, of $600,000.00, as set out in paragraph 11.3 of the Option Agreement, Dynamic will thereafter contribute 1/6th of all further monies required to be spent in furtherance of the Agreement, in recognition of its retained interest.

   10. The parties hereto acknowledge and confirm that notwithstanding paragraph

       27 of the Agreement, this Assignment is acknowledged to be an enforceable one as between the parties hereto, and any and all benefits, obligations,

       undertakings and



       warranties set out in the Agreement are hereby assigned to Reno, which

       Assignment is hereby acknowledged and accepted.



IN WITNESS WHEREOF the parties hereto have executed this Assignment Agreement as of the day and year first above written.


                                 RENO GOLD CORP.

                                 Per:  /s/ illegible
				       -------------------------------

                                 DYNAMIC VENTURES LTD.

                                 Per:  _______________________________



                                 CONSOLIDATED GLOBAL MINERALS LTD.


                                 Per: /s/ illegible
				      --------------------------------